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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2001

SPECTRUM BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation)	001-15215 (Commission File Number)	42-0867112 (I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One
Omaha, NE 68154-2648
(Address principal executive offices)

Registrant's telephone number, including area code: (402) 333-8330

No Change
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

    On March 23, 2001 Spectrum acquired by merger Great Western Securities, a holding company for Great Western Bank, Omaha, Nebraska. Spectrum also acquired from an unrelated party the 4.67% of Great Western Bank, which Great Western Securities did not own.

    Deryl F. Hamann, Chairman, Chief Executive Officer and principal shareholder of Spectrum, owned as trustee for his children, 50% of the common stock of Great Western Securities. As a result of the merger, the trusts received 46,319 shares of common stock of Spectrum, constituting 36.94% of Spectrum's outstanding common stock. This aspect of the merger was not an arm's length transaction because Mr. Hamann and members of his family owned substantially all of the common stock of Spectrum before the merger and own substantially all of the common stock of Spectrum after the merger. The number of shares of common stock of Spectrum issued in the merger to the trusts was determined by a valuation dated as of November 30, 2000 by The Financial Valuation Group, an unaffiliated party.

    The remaining 50% of the common stock of Great Western Securities, all of its outstanding preferred stock and 4.67% of the common stock of Great Western Bank were acquired pursuant to the merger from Jack K. Harvey, an unrelated party, for a total of $58,348,384 in cash and $10,000,000 of Spectrum's series 3 nonvoting, non-cumulative perpetual preferred stock. The coupon of the Series 3 preferred stock at the issue date was 9% and will be adjusted each January 1 to a rate which is one percent over the Prime Rate published in the Wall Street Journal. Coupon payments are payable semi-annually. This aspect of the merger was an arm's length transaction, which was negotiated by Mr. Hamann, on behalf of Spectrum and Jack K. Harvey.

    Spectrum funded the $58,348,384 of cash needed in the acquisition as follows:

  •
  $35,000,000 of proceeds from the sale of Spectrum's subordinated capital notes to Capital Investors, LLC, a Nebraska limited liability company owned by certain common stockholders of Spectrum.

  •
  $23,348,384 from the net proceeds to Spectrum of the sale of its junior subordinated debentures, which were purchased by Spectrum Capital Trust II, its 100% owned subsidiary, with the proceeds from the sale of preferred securities by Spectrum Capital Trust II to the public under a Form S-1 Registration Statement.

    Capital Investors, LLC is a newly formed special purpose entity owned by stockholders of Spectrum for the purpose of financing the purchase of Spectrum's subordinated capital notes. The subordinated capital notes bear interest at a floating rate of one percent over the Prime Rate and are due March 23, 2011 with interest payable quarterly. The initial interest rate paid to Capital Investors was 9%. Spectrum has the right to prepay the subordinated capital notes without penalty. Spectrum's obligations under its preferred securities guarantee and the junior subordinated debentures are unsecured and rank junior to Spectrum's obligations under its subordinated capital notes.

    Capital Investors used the proceeds of a loan of $35,000,000 from LaSalle Bank, N.A., an unaffiliated bank, to purchase Spectrum's subordinated capital notes. The loan has the following terms: Capital Investors has the option to either fix the rate of interest at the five-year treasury rate plus 350 basis points but not less than the lender's cost of funds plus 250 basis points at the date the loan is closed, or to select a rate of interest at LIBOR plus 215 basis points fixed at intervals ranging from 30 days to 180 days. Interest is payable quarterly on the loan and principal is payable annually in each year beginning 2007 through 2011. Capital Investors initially selected the 180-day LIBOR rate, which was 6.825% per annum. Capital Investors has pledged the subordinated capital notes to LaSalle Bank, N.A. In addition, the stockholders of Spectrum pledged their common stock of Spectrum as additional collateral for Capital Investors' loan.

    Prior to the acquisition, Great Western Securities, through its subsidiary, Great Western Bank, was in the business of commercial banking and servicing real estate loans in and around Omaha, Nebraska. Great Western Bank's assets consist primarily of a portfolio of commercial, real estate and consumer loans, investment securities, and banking premises and equipment. Liabilities consist primarily of customer deposits, repurchase agreements and notes payable to the Federal Home Loan Bank. Spectrum intends to continue the banking business of Great Western Bank.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)  Financial Statements of Business Acquired

  The consolidated financial statements of Great Western Securities at June 30, 2000 and 1999 and the years ended June 30, 2000, 1999 and 1998, and the report, thereon of Deloitte & Touche, LLP, and the unaudited interim consolidated financial statement of Great Western Securities at December 31, 2000 and 1999 and for the six months ended December 31, 200 and 1999, comprising pages F-32 through F-58 of Registrant's Form S-1 Registration Statement, File No. 333-53644, filed with the Commission on March 13, 2001 pursuant to Section 5 of the Securities Act of 1933, as amended, are hereby incorporated by this reference.

  (b)  Pro Forma Financial Information

  The pro forma condensed combined financial statements of Spectrum Bancorporation Inc. and Great Western Securities at December 31, 2000 and for the six months ended December 31, 2000 and the year ended June 30, 2000 comprising pages 18 through 25 of Registrant's Form S-1 Registration Statement, File No. 333-53644, filed with the Commission on March 13, 2001 pursuant to Section 5 of the Securities Act of 1933, as amended, are hereby incorporated by this reference.

  (c)  Exhibit No. 2.1

  The Agreement and Plan of Merger dated December 16, 2000, between Spectrum Bancorporation, Inc. and Great Western Securities, Inc. comprising of Exhibit 2.4 of Registrant's Form S-1 Registration Statement, File No. 333-53644, filed with the Commission on March 13, 2001 pursuant to Section 5 of the Securities Act of 1933, as amended, are hereby incorporated by this reference.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BANCORPORATION, INC.
By:	/s/ DANIEL A. HAMANN Daniel A. Hamann, President

Date: April 3, 2001

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES